Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-254496) of Cyclo Therapeutics, Inc. and Subsidiaries of our report dated March 11, 2022, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2021 and 2020, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
March 11, 2022